Exhibit 99.1

UNION PACIFIC REPORTS RECORD FIRST QUARTER

Earnings Up 43 Percent

FOR IMMEDIATE RELEASE

First Quarter 2010 Records

•	Diluted earnings per share improved 40 percent to $1.01.

•	Operating income totaled $988 million, up 47 percent.

•	Net income increased 43 percent to $516 million.

•	Operating ratio was 75.1 percent, a first quarter record and 5.3 points better than first quarter 2009.

•	Customer Satisfaction Index of 87 ties a first quarter best.

Omaha, Neb., April 22, 2010 – Union Pacific Corporation (NYSE: UNP) today reported 2010 first quarter net income of $516 million, or $1.01 per diluted share, compared to $362 million, or $0.72 per diluted share in the first quarter 2009.

“Union Pacific’s record first quarter was a strong start for the year,” said Jim Young, Union Pacific chairman and chief executive officer. “We saw quarterly volume growth on our railroad for the first time in two years, and we leveraged that volume by running a safe, service-focused, and efficient network. These efforts resulted in a best ever first quarter operating ratio and generated strong cash from operations, setting a solid foundation for future opportunity and growth.”

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First Quarter Summary

First quarter business volumes, as measured by total revenue carloads, grew 13 percent versus the prior year’s recession-impacted levels. Five of Union Pacific’s six business groups reported quarterly growth, with only Energy volumes declining versus first quarter 2009. Quarterly volume growth contributed to a 16 percent increase in first quarter 2010 operating revenues of $4.0 billion versus $3.4 billion in the first quarter 2009. In addition:

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Year-over-year freight revenues increased in all six business groups, up 16 percent in total to $3.8 billion in the first quarter 2010 as a result of double-digit volume gains, increased fuel cost recoveries associated with higher diesel fuel prices, and core pricing gains.

•	Quarterly diesel fuel prices increased 43 percent from an average of $1.51 per gallon in the first quarter 2009 to an average of $2.16 per gallon.

•

Union Pacific’s operating ratio improved to 75.1 percent from 80.4 percent in 2009, setting a first quarter record as strong volume growth coupled with ongoing efficiency initiatives and pricing gains drove margin expansion.

•	The Company’s Customer Satisfaction Index of 87 tied 2009’s first quarter best.

•

Quarterly train speed, as reported to the Association of American Railroads, was 26.2 mph, down 4 percent versus record first quarter 2009 velocity. Rail car inventory declined 3 percent in the first quarter of 2010 as improved freight car utilization allowed the Company to handle increased business levels with fewer freight car resources.

•	First quarter results include the impact of a $45 million one-time payment to CSXI as part of the transaction to restructure our intermodal transportation relationship.

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Summary of First Quarter Freight Revenues

•	Automotive was up 88 percent.

•	Intermodal was up 25 percent.

•	Chemicals was up 14 percent.

•	Agricultural was up 10 percent.

•	Industrial Products was up 10 percent.

•	Energy was up 5 percent.

Outlook

“Although the strength and timing of a sustained economic recovery are still uncertain, we are feeling better about our 2010 growth opportunities,” Young said. “Our plan is to remain flexible and run a safe, efficient network that generates significant volume leverage. As customers continue to benefit from UP’s strong value proposition, we expect to attract new business to the railroad while delivering higher shareholder returns.”

About Union Pacific

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country. Union Pacific serves many of the fastest-growing U.S. population centers and provides Americans with a fuel-efficient, environmentally responsible and safe mode of freight transportation. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad emphasizes excellent customer service and offers competitive routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

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Supplemental financial information is attached.

Investor contact is Jennifer Hamann, (402) 544-4227.

Media contact is Donna Kush, (402) 544-3753.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically the Corporation’s outlook regarding: economic conditions and growth opportunities in 2010; future safety and operating performance; and its ability to generate volume leverage, increase returns to shareholders, and attract new business. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2009, which was filed with the SEC on February 5, 2010. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts, For the Periods Ended March 31,	1st Quarter
	2010	2009	%
		(Adjusted)*
Operating Revenues
Freight revenues	$3,755	$3,240	16%
Other revenues	210	175	20
Total operating revenues	3,965	3,415	16
Operating Expenses
Compensation and benefits	1,059	1,070	(1)
Fuel	583	386	51
Purchased services and materials	432	404	7
Depreciation	367	341	8
Equipment and other rents	290	317	(9)
Other	246	226	9
Total operating expenses	2,977	2,744	8
Operating income	988	671	47
Other income	1	23	(96)
Interest expense	(155)	(141)	10
Income before income taxes	834	553	51
Income taxes	(318)	(191)	66
Net income	$516	$362	43%

Share and Per Share
Earnings per share - basic	$1.02	$0.72	42%
Earnings per share - diluted	$1.01	$0.72	40
Weighted average number of shares - basic	504.5	502.7	-
Weighted average number of shares - diluted	508.7	504.6	1
Dividends declared per share	$0.27	$0.27	-

Operating Ratio	75.1%	80.4%	(5.3) pts
Effective Tax Rate	38.1%	34.5%	3.6 pts

*	Certain prior year amounts have been adjusted for the retrospective change in accounting principle for rail grinding. See page 7 for effects of the adjustments.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	1st Quarter
For the Periods Ending March 31,	2010	2009	%
Freight Revenues (Millions)
Agricultural	$730	$661	10%
Automotive	305	162	88
Chemicals	587	513	14
Energy	844	807	5
Industrial Products	598	546	10
Intermodal	691	551	25
Total	$3,755	$3,240	16%
Revenue Carloads (Thousands)
Agricultural	228	212	8%
Automotive	151	97	56
Chemicals	203	180	13
Energy	516	521	(1)
Industrial Products	242	222	9
Intermodal	742	615	21
Total	2,082	1,847	13%
Average Revenue per Car
Agricultural	$3,202	$3,116	3%
Automotive	2,022	1,675	21
Chemicals	2,893	2,843	2
Energy	1,636	1,550	6
Industrial Products	2,474	2,459	1
Intermodal	930	897	4
Average	$1,804	$1,755	3%

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

	Mar. 31,	Dec. 31,
Millions, Except Percentages	2010	2009
		(Adjusted)*
Assets
Cash and cash equivalents	$1,753	$ 1,850
Other current assets	2,359	1,830
Investments	1,036	1,036
Net properties	37,301	37,202
Other assets	263	266
Total assets	$42,712	$ 42,184

Liabilities and Common Shareholders’ Equity
Debt due within one year	$239	$ 212
Other current liabilities	2,670	2,470
Debt due after one year	9,480	9,636
Deferred income taxes	11,116	11,044
Other long-term liabilities	1,994	2,021
Total liabilities	25,499	25,383
Total common shareholders’ equity	17,213	16,801
Total liabilities and common shareholders’ equity	$42,712	$ 42,184

Debt to Capital	36.1%	37.0%
Adjusted Debt to Capital**	44.3%	46.1%

*	Certain prior year amounts have been adjusted for the retrospective change in accounting principle for rail grinding. See page 7 for the effects of the adjustments.

**	Adjusted Debt to Capital is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance. See page 6 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions, For the Periods Ending March 31,	Year-to-Date
	2010	2009
		(Adjusted)*
Operating Activities
Net income	$ 516	$ 362
Depreciation	367	341
Deferred income taxes	54	19
Other - net	(281)	(4)
Cash provided by operating activities	656	718

Investing Activities
Capital investments	(461)	(521)
Other - net	(34)	(107)
Cash used in investing activities	(495)	(628)

Financing Activities
Debt issued	400	843
Debt repaid	(531)	(581)
Dividends paid	(135)	(136)
Other - net	8	1
Cash provided by/(used in) financing activities	(258)	127

Net Change in Cash and Cash Equivalents	(97)	217
Cash and cash equivalents at beginning of year	1,850	1,249
Cash and Cash Equivalents End of Period	$ 1,753	$ 1,466

Free Cash Flow**
Cash provided by operating activities	$ 656	$ 718
Receivables securitization facility ***	400	84
Cash provided by operating activities excluding receivables securitization facility	1,056	802
Cash used in investing activities	(495)	(628)
Dividends paid	(135)	(136)
Free cash flow	$ 426	$ 38

*	Certain prior year amounts have been adjusted for the retrospective change in accounting principle for rail grinding. See page 7 for the effects of the adjustment.

**	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional financing.

***

Effective January 1, 2010, new accounting guidance requires us to account for receivables transferred under our receivables securitization facility as secured borrowings in our Condensed Consolidated Statements of Financial Position and as financing activities in our Condensed Consolidated Statements of Cash Flows. The receivables securitization facility line in the above table is included in our free cash flow calculation to adjust cash provided by operating activities as though our receivables securitization facility had been accounted for under the new accounting guidance for all periods presented.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	1st Quarter
For the Periods Ending March 31,	2010	2009	%
Operating/Performance Statistics
Gross ton-miles (GTMs) (millions)	224,710	206,622	9%
Employees (average)	42,130	44,997	(6)
GTMs (millions) per employee	5.33	4.59	16
Customer satisfaction index	87	87	- pts

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$2.16	$1.51	43%
Fuel consumed in gallons (millions)	263	252	4
Fuel consumption rate*	1.170	1.217	(4)

AAR Reported Performance Measures
Average train speed (miles per hour)	26.2	27.2	(4)%
Average terminal dwell time (hours)	26.1	24.3	7
Average rail car inventory (thousands)	277.5	286.4	(3)

Revenue Ton-Miles (Millions)
Agricultural	22,052	20,067	10%
Automotive	3,186	1,952	63
Chemicals	13,333	11,999	11
Energy	55,578	56,003	(1)
Industrial Products	13,863	13,123	6
Intermodal	18,791	15,276	23
Total	126,803	118,420	7%

*	Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Debt to Capital*

Millions, Except Percentages	Mar. 31, 2010	Dec. 31, 2009
		(Adjusted)**
Debt (a)	$ 9,719	$ 9,848
Equity	17,213	16,801
Capital (b)	$ 26,932	$ 26,649
Debt to capital (a/b)	36.1%	37.0%

*

Total debt divided by total debt plus equity. Management believes this is an important measure in evaluating our balance sheet strength and is important in managing our credit ratios and financing relationships.

**	Certain prior year amounts have been adjusted for the retrospective change in accounting principle for rail grinding. See page 7 for the effects of the adjustments.

Adjusted Debt to Capital, Reconciliation to GAAP*

Millions, Except Percentages	Mar. 31, 2010	Dec. 31, 2009
		(Adjusted)**
Debt	$ 9,719	$ 9,848
Value of sold receivables	-	400
Debt including value of sold receivables	9,719	10,248
Net present value of operating leases	3,519	3,672
Unfunded pension and OPEB	456	456
Adjusted debt (a)	13,694	14,376
Equity	17,213	16,801
Adjusted capital (b)	$ 30,907	$ 31,177
Adjusted debt to capital (a/b)	44.3%	46.1%

*

Total debt plus value of sold receivables plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation divided by total debt plus value of sold receivables plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation plus equity. Effective January 1, 2010, the value of the outstanding undivided interest held by investors under our receivables securitization facility is included in our Condensed Consolidated Statements of Financial Position as debt due after one year. At March 31, 2010, that amount was $100 million. Operating leases were discounted using 6.2% at March 31, 2010 and 6.3% at December 31, 2009. The lower discount rate reflects changes to interest rates and our current financing costs. Management believes this is an important measure in evaluating the total amount of leverage in our capital structure including off-balance sheet obligations.

**	Certain prior year amounts have been adjusted for the retrospective change in accounting principle for rail grinding. See page 7 for the effects of the adjustments.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Impact of Retrospective Change in Accounting Principle for Rail Grinding (unaudited)

Condensed Consolidated Statement of Income
Millions, Except Per Share Amounts,	As Originally	Impact of	As
For the Three Months Ended March 31, 2009	Reported	Adjustment	Adjusted
Purchased services and materials	$399	$5	$404
Depreciation	$345	$(4)	$341
Total operating expenses	$2,743	$1	$2,744
Operating income	$672	$(1)	$671
Income before income taxes	$554	$(1)	$553
Income taxes	$(192)	$1	$(191)
Net income	$362	$-	$362
Earnings per share - basic	$0.72	$-	$0.72
Earnings per share - diluted	$0.72	$-	$0.72

Condensed Consolidated Statement of Financial Position
Millions,	As Originally	Impact of	As
December 31, 2009	Reported	Adjustment	Adjusted
Net properties	$37,428	$(226)	$37,202
Total assets	$42,410	$(226)	$42,184
Deferred income taxes	$11,130	$(86)	$11,044
Total liabilities	$25,469	$(86)	$25,383
Total common shareholders’ equity	$16,941	$(140)	$16,801
Total liabilities and common shareholders’ equity	$42,410	$(226)	$42,184

Condensed Consolidated Statement of Cash Flows
Millions,	As Originally	Impact of	As
For the Period Ended March 31, 2009	Reported	Adjustment	Adjusted
Net income	$362	$-	$362
Depreciation	$345	$(4)	$341
Deferred income taxes and unrecognized tax benefits	$20	$(1)	$19
Cash provided by operating activities	$723	$(5)	$718
Capital investments	$(526)	$5	$(521)
Cash used in investing activities	$(633)	$5	$(628)